Exhibit 99.2

USANA Health Sciences, Inc.	July 25, 2023

Q2 2023 Management Commentary

Key Financial & Operating Results
•	Second quarter net sales were $238 million versus $264 million during the second quarter of 2022.
•	Second quarter diluted EPS was $0.89 as compared with $1.00 during the second quarter of 2022.
•	Fiscal 2023 net sales and diluted EPS guidance updated to $900 to $950 million and $2.65 to $3.30, respectively, from $875 million to $950 million and $2.40 to $3.30.

Overview

Our second quarter operating results modestly exceeded internal expectations and demonstrated further stabilization in USANA’s business. We made progress on several key strategic initiatives during the quarter and are raising the bottom-end of our full year guidance.

Sales activity in the second quarter was highlighted by continued improvement in our largest market, mainland China, which posted 10% sequential local currency sales growth. This market continues to reopen and overall sentiment and activity amongst our Associates and customers is improving, despite a challenging economic environment. We offered a promotion in this market during the quarter that generated both higher net sales and Active Customers than initially expected. In other key markets, inflationary pressure and other economic challenges continued to weigh on consumer purchasing decisions. Despite overall improving sentiment and engagement levels amongst our Associates, inflation remains a headwind to generating meaningful sales momentum.

We offered a large global promotion in the second quarter of 2022, which did not reoccur in 2023 and created a difficult year-over-year comparison for the current year quarter. Net sales in the second quarter of 2023 declined 4% sequentially when compared to the first quarter of 2023. As we reported a few months ago, sales in the first quarter benefitted from increased demand for several of our health products in China following the government’s shift in COVID policy. In addition, the announcement of product price increases in several markets stimulated purchasing ahead of those increases. Collectively, these two events contributed an estimated $25 million to top line results in the first quarter. Note that these events, along with the promotion in China during the current-year second quarter, are not expected to be matched by activities of comparable magnitude in the second half of 2023.

Returning to in-person activities remains a key area of focus this year and our sales leaders and leadership team remained active in this regard during the second quarter. For example, we held our in-person Asia Pacific Convention in South Korea for the first time in three years. Attendance was strong and while such events haven’t historically provided an instantaneous catalyst for sales activity, they are valuable in terms of collaboration, training, and networking amongst our leadership team and sales leaders and provide the foundation for building positive momentum going forward.

During the quarter, our team also continued to promote our Affiliate program, which provides a new, compelling and simple opportunity for individuals to earn by sharing USANA products.  We believe this program is an exciting long-term opportunity to complement our traditional direct selling business. Our leadership team will continue to monitor this program so we can make any necessary modifications to enhance its success.

During the quarter we announced plans to expand to our 25th global market, India. This marks USANA’s first market expansion since 2018 and comes after several years of diligent preparation. We are excited to offer our world class health and wellness products to a new country with its vast cultures and demographics. We plan to formally commence operations in late 2023 and, therefore, anticipate that sales from this new market will be modest during the remainder of the year. Although it will take time to develop and grow this important market over the next several years, we are confident that our products and business model are ideally suited for India and believe in our team’s ability to develop and carefully grow this market.

In the third quarter of 2023, we plan to host our Americas & Europe convention in Salt Lake City, which is another meaningful in-person event and gathering to drive momentum and excitement in this region. Our promotional strategy will also remain focused on smaller, market-specific offerings spread throughout the remainder of 2023. Overall, we are pleased with the progress made during the first half of the year and remain optimistic that the successful execution of our strategic initiatives will position USANA to deliver sustainable long-term growth.

Q2 2023 Financial Performance

Consolidated Results
Net Sales	$238 million	• -10% vs. Q2 2022 • -6% constant currency vs. Q2 2022 • -$10 million YOY FX impact, or -4% • -4% sequentially • -2% constant currency sequentially
Diluted EPS	$0.89	• -11% vs. Q2 2022 • -6% sequentially • Diluted shares of 19.4 million
Active Customers	487,000	• -13% vs. Q2 2022 • -1% sequentially

Balance Sheet and Share Repurchase Activity

We ended the second quarter with $300 million in cash and cash equivalents, remained debt-free, and generated $10 million in operating cash flow during the period.

Inventories as of July 1, 2023, were $66 million, which includes $4 million of inventory categorized as noncurrent, a reduction of $2 million (or 3%) from the first quarter of 2023 and $18 million lower (or 21%) than the second quarter of 2022. We believe that our in-house manufacturing capabilities provide us with better control of inventory levels and help to mitigate supply chain risks while providing a meaningful contribution to delivering an excellent customer experience.

We did not repurchase shares during the quarter and, as of July 1, 2023, had approximately $83 million remaining under the current share repurchase authorization.

Quarterly Income Statement Discussion

Gross margin increased 50 basis points from the prior year to 81.8% of net sales. The increase can be attributed to production efficiencies in China, reductions in year-over-year discount product promotions and product price increases, partially offset by geographic sales mix, increased material costs and the loss of leverage on fixed-period costs due to lower net sales.

Associate Incentives decreased 210 basis points from the prior year to 43.0% of net sales. The decrease reflects lower incentive and promotional expenses due to a significant promotion offered in the second quarter of the prior year that was not present in the second quarter of 2023.

Selling, General and Administrative expenses increased 350 basis points from the prior year to 28.6% as a percentage of net sales. The relative increase is largely due to a loss of leverage on lower year-over-year net sales as well as holding two significant sales meetings during the quarter of the current year. On an absolute basis, SG&A expenses increased $1.7 million compared to the second quarter of 2022 due to these event-related costs.

The effective tax rate increased to 35.5% from the 34.6% reported in the second quarter of 2022, largely due to the mix of taxable income by market.

Q2 2023 Regional Results

Asia Pacific Region
Net Sales	$194 million	• -11% vs. Q2 2022 • -7% constant currency vs. Q2 2022 • -3% sequentially • -1% constant currency sequentially • 81% of consolidated net sales
Active Customers	384,000	• -12% vs. Q2 2022 • -1% sequentially

Asia Pacific Sub-Regions
Greater China
Net Sales	$129 million	• -9% vs. Q2 2022 • -4% constant currency vs. Q2 2022 • +4% sequentially • +6% constant currency sequentially
Active Customers	251,000	• -10% vs. Q2 2022 • +4% sequentially
North Asia
Net Sales	$26 million	• -11% vs. Q2 2022 • -7% constant currency vs. Q2 2022 • -14% sequentially • -11% constant currency sequentially
Active Customers	51,000	• -11% vs. Q2 2022 • -6% sequentially
Southeast Asia Pacific
Net Sales	$39 million	• -18% vs. Q2 2022 • -14% constant currency vs. Q2 2022 • -15% sequentially • -13% constant currency sequentially
Active Customers	82,000	• -20% vs. Q2 2022 • -9% sequentially

Greater China: The year-over-year declines in sales and Active Customers are representative of lower promotional activity compared to the second quarter of 2022. Net sales and local currency sales in mainland China declined 8% and 3% on a year-over-year basis, respectively, while Active Customers declined 9% on a year-over-year basis.  Net sales were also unfavorably impacted by unfavorable currency exchange rates in this region.  Sequentially, performance was driven by our mainland China market, which grew net sales 7% on a reported basis and 10% in local currency. Active Customers increased 5% quarter-over-quarter. The sequential progress in our China market was driven by a stronger than anticipated response to a promotion offered during the second quarter as well as the continued reopening of the country.

North Asia: Net sales and local currency sales in South Korea declined 12% and 8% year-over-year, respectively, and Active Customers declined 11%, due to lower promotional activity when compared to the prior-year quarter. On a sequential basis, net sales and local currency sales declined 14% and 11%, respectively, while Active Customers declined 6%. The increase in purchasing ahead of price increases in the first quarter was a contributing factor to the sequential decline.

Southeast Asia Pacific: Similar to other markets in Asia Pacific, year-over-year declines reflect lower promotional activity compared to the second quarter of 2022. As such, net sales and local currency sales in the Philippines declined 16% and 12% year-over-year, respectively, while Active Customers were 29% lower. In Malaysia, local currency sales and Active Customers declined 16% and 24% year-over-year, respectively. The sequential-quarter operating performance largely reflects declines due to the increase in purchasing ahead of price increases in the first quarter. Net sales and local currency sales in the Philippines declined 3% and 2% sequentially, respectively, while Active Customers declined 12%. In Malaysia, local currency sales and Active Customers declined 20% and 10% sequentially, respectively.

Americas and Europe Region
Net Sales	$44 million	• -5% vs. Q2 2022 • -5% constant currency vs. Q2 2022 • -8% sequentially • -9% constant currency sequentially • 19% of consolidated net sales
Active Customers	103,000	• -15% vs. Q2 2022 • -2% sequentially

Americas and Europe Region: The year-over-year decline in both net sales and Active Customers in this region largely reflects lower promotional activity in the quarter when compared to the second quarter of 2022. As such, net sales and local currency sales in Canada decreased 15% and 10% from the prior year, respectively, while Active Customers declined 18%. Net sales in the United States declined 9% and Active Customers fell 15% on a year-over-year basis. Sequential performance in these markets was negatively impacted by the increase in purchasing ahead of price increases announced in the first quarter.

Fiscal Year 2023 Outlook

The Company is updating its net sales and earnings per share outlook for fiscal year 2023 as follows:

Fiscal Year 2023 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$900 - $950 million	$875 - $950 million
Diluted EPS	$2.65 - $3.30	$2.40 - $3.30

Our revised outlook for the year reflects:

•	An operating margin in the range of 8.5% to 10.0% (previously between 8% and 10%)
•	An annual effective tax rate of approximately 36% (unchanged)
•	An annualized diluted share count of 19.3 million (previously 19.2 million)
•	An unfavorable currency exchange rate impact on net sales of approximately $23 million (previously $3 million)
Our year-to-date results, combined with planned initiatives for the second half of the year, provide us with the confidence to raise the bottom-end of our full year guidance. We remain aware of the ongoing inflationary pressures and the resulting impact on consumer spending. Our guidance assumes these macroeconomic pressures will persist in the second half of the year, which could hold back sales momentum in some of our key markets. Our robust, debt-free balance sheet continues to provide us with the flexibility to invest in strategies designed to drive long-term growth and create value for our stakeholders.

In closing, we are encouraged by our first half operating performance and look forward to further executing on our 2023 strategies, which include a focus on engaging with our customers through the continued offering of live sales meetings and events where possible, new market expansion, new incentive opportunities for our salesforce, pursuing additional acquisition opportunities, and expanding our digital commerce capabilities.

Jim Brown
CEO

Douglas Hekking
CFO

Safe Harbor

This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects from geopolitical relations and conflicts, including the Russia-Ukraine conflict; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally, including increasing inflationary pressure around the world and any negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this Management Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this Management Commentary set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Andrew Masuda
Investor Relations
(801) 954-7210
investor.relations@usanainc.com

Media contact:	Dan Macuga
Public Relations
801-954-7280